FOR IMMEDIATE RELEASE                                EXHIBIT 99.1
Ultimate Reports Q1 2013 Financial Results

•	Record Recurring Revenues of $78.1 Million, Up by 28%

•	Record Total Revenues of $97.9 Million, Up by 25%

Weston, FL, April 30, 2013 — Ultimate Software (Nasdaq: ULTI), a leading cloud provider of people management solutions, announced today its financial results for the first quarter of 2013. For the quarter ended March 31, 2013, Ultimate reported recurring revenues of $78.1 million, a 28% increase, and total revenues of $97.9 million, a 25% increase, both compared with 2012’s first quarter. GAAP net income for the first quarter of 2013 was $4.5 million, or $0.16 per diluted share, versus GAAP net income of $1.0 million, or $0.04 per diluted share, for the first quarter of 2012.

Non-GAAP net income, which excludes stock-based compensation, was $9.2 million, or $0.32 per diluted share, for the first quarter of 2013, compared with non-GAAP net income of $3.7 million, or $0.13 per diluted share, for the first quarter of 2012. See “Use of Non-GAAP Financial Information” below.

“The first quarter was a great start to achieving our 2013 goals.  Our recurring revenues and operating margin both exceeded our expectations,” said Scott Scherr, founder, president and CEO of Ultimate. “A high percentage of our new customers continued to add talent and time management products to their core UltiPro HR and payroll solution purchases in the quarter.

“We held our sixth annual customer forum known as Connections in March. It was our largest conference ever, with attendance up by 27% to more than 1,600 attendees learning about our strategic roadmap and sharing best practices with their peers.”

Ultimate’s financial results teleconference will be held today, April 30, 2013, at 5:00 p.m. Eastern Time, through Vcall at http://www.investorcalendar.com/ic/cepage.asp?id=170358. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time the same day. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

•
Recurring revenues grew by 28% for the first quarter of 2013 compared with 2012’s first quarter. The increase was primarily attributable to revenue growth from our cloud offering. Recurring revenues for the first quarter of 2013 were 80% of total revenues as compared with 78% of total revenues for 2012’s first quarter.

•	Ultimate’s total revenues for the first quarter of 2013 increased by 25% compared with those for the first quarter of 2012.

•
Our operating income increased 147%, on a non-GAAP basis, for the first quarter of 2013 to $15.9 million as compared with $6.4 million for the same period of 2012. Our non-GAAP operating margin was 16.2% for the first quarter of 2013 versus 8.2% for the first quarter of 2012.

•	Ultimate’s annualized retention rate exceeded 96% for its existing recurring revenue customer base as of March 31, 2013.

•	Net income, on a non-GAAP basis, for the first quarter of 2013 increased to $9.2 million compared with $3.7 million for the first quarter of 2012.

•
The combination of cash, cash equivalents, and marketable securities was $81.3 million as of March 31, 2013, compared with $69.4 million as of December 31, 2012. Cash flows from operating activities for the quarter ended March 31, 2013, were $18.1 million, compared with $14.4 million for the same period of 2012.

•	Days sales outstanding were 64 days at March 31, 2013, representing a reduction of seven days compared with days sales outstanding at December 31, 2012.

Stock Repurchases

•
During the three months ended March 31, 2013, we used $6.2 million to acquire 64,070 shares of our Common Stock to settle the employee tax withholding liability resulting from the vesting of our employees' restricted stock holdings.

•	As of March 31, 2013, we had 946,165 shares available for repurchase in the future under our previously announced Stock Repurchase Plan.

Financial Outlook
Ultimate provides the following financial guidance for the second quarter ending June 30, 2013, and full year 2013:

For the second quarter of 2013:

•	Recurring revenues of approximately $81.0 million,

•	Total revenues of approximately $97.0 million, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 15%.

For the year 2013:

•	Recurring revenues to increase by approximately 25% over those of 2012,

•	Total revenues to increase by approximately 23% over those of 2012, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 17%.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release. Non-cash stock-based compensation expense for 2013 is expected to be approximately $37.5 million.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate
Ultimate is a leading cloud-based provider of people management solutions, with more than 10 million people records in the cloud. Built on the belief that people are the most important ingredient of any business, Ultimate's award-winning UltiPro delivers HR, payroll, and talent management solutions that seamlessly connect people with the information and resources they need to work more effectively. Founded in 1990, the company is headquartered in Weston, Florida, and has more than 1,600 professionals focused on developing the highest quality solutions and services. In 2013, Ultimate was ranked #9 on FORTUNE'S “100 Best Companies to Work For” list, and Minyanville Media Inc. named Ultimate among the top 10 most ethical businesses in the United States. Ultimate has more than 2,500 customers with employees in 144 countries, including Adobe Systems Incorporated, Culligan International, Major League Baseball, The New York Yankees Baseball Team, Pep Boys, and Texas Roadhouse. More information on Ultimate's products and services for people management can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC., AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
	For the Three Months Ended March 31,
	2013	2012
Revenues:
Recurring	$78,082	$60,873
Services	19,445	17,024
License	390	384
Total revenues	97,917	78,281
Cost of revenues:
Recurring	21,828	19,104
Services	19,728	16,523
License	90	88
Total cost of revenues	41,646	35,715
Gross profit	56,271	42,566
Operating expenses:
Sales and marketing	22,910	18,637
Research and development	16,130	15,696
General and administrative	8,927	6,145
Total operating expenses	47,967	40,478
Operating income	8,304	2,088
Other (expense) income:
Interest and other expense	(80)	(75)
Other income, net	41	13
Total other expense, net	(39)	(62)
Income before income taxes	8,265	2,026
Provision for income taxes	(3,745)	(1,002)
Net income	$4,520	$1,024
Net income per share:
Basic	$0.16	$0.04
Diluted	$0.16	$0.04
Weighted average shares outstanding:
Basic	27,476	26,394
Diluted	28,704	28,073

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”) and the amortization of acquired intangibles that are recorded in Ultimate’s unaudited condensed consolidated statements of operations for the periods indicated (in thousands):

	For the Three Months Ended March 31,
	2013	2012
Stock-based compensation expense:
Cost of recurring revenues	$864	$513
Cost of services revenues	960	501
Sales and marketing	3,096	1,674
Research and development	770	624
General and administrative	1,907	1,042
Total non-cash stock-based compensation expense	$7,597	$4,354

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of	As of
	March 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$72,081	$58,817
Investments in marketable securities	6,936	9,223
Accounts receivable, net	70,059	70,774
Prepaid expenses and other current assets	29,088	25,949
Deferred tax assets, net	1,372	1,372
Total current assets before funds held for clients	179,536	166,135
Funds held for clients	642,443	281,007
Total current assets	821,979	447,142
Property and equipment, net	41,990	38,068
Capitalized software, net	356	508
Goodwill	3,025	3,025
Investments in marketable securities	2,313	1,311
Other assets, net	16,983	16,687
Deferred tax assets, net	19,191	18,543
Total assets	$905,837	$525,284
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,185	$7,584
Accrued expenses	21,124	15,055
Deferred revenue	91,936	90,674
Capital lease obligations	2,968	2,968
Other borrowings	3,860	2,311
Total current liabilities before client fund obligations	126,073	118,592
Client fund obligations	642,443	281,007
Total current liabilities	768,516	399,599
Deferred revenue	1,049	1,302
Deferred rent	2,689	2,777
Capital lease obligations	2,481	2,469
Other borrowings	1,255	2,601
Income taxes payable	1,866	1,866
Total liabilities	777,856	410,614

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	317	314
Additional paid-in capital	275,183	266,130
Accumulated other comprehensive income (loss)	(156)	109
Accumulated deficit	(28,819)	(33,339)
	246,525	233,214
Treasury stock, at cost	(118,544)	(118,544)
Total stockholders’ equity	127,981	114,670
Total liabilities and stockholders’ equity	$905,837	$525,284

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$4,520	$1,024
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,749	3,011
Provision for doubtful accounts	613	133
Non-cash stock-based compensation expense	7,597	4,354
Income taxes	3,689	949
Excess tax benefits from employee stock plan	(4,337)	(894)
Changes in operating assets and liabilities:
Accounts receivable	102	4,969
Prepaid expenses and other current assets	(3,139)	(412)
Other assets	(296)	(397)
Accounts payable	(1,399)	(607)
Accrued expenses and deferred rent	5,981	3,959
Deferred revenue	1,009	(1,640)
Net cash provided by operating activities	18,089	14,449
Cash flows from investing activities:
Purchases of marketable securities	(3,600)	(4,700)
Maturities of marketable securities	4,885	3,924
Net purchases of client funds securities	(361,436)	(213,869)
Purchases of property and equipment	(6,211)	(2,211)
Net cash used in investing activities	(366,362)	(216,856)
Cash flows from financing activities:
Net proceeds from issuances of Common Stock	2,881	2,844
Excess tax benefits from employee stock plan	4,337	894
Shares acquired to settle employee tax withholding liability	(6,159)	(3,576)
Principal payments on capital lease obligations	(896)	(784)
Other borrowings	203	–
Net increase in client fund obligations	361,436	213,869
Net cash provided by financing activities	361,802	213,247
Effect of foreign currency exchange rate changes on cash	(265)	134
Net increase in cash and cash equivalents	13,264	10,974
Cash and cash equivalents, beginning of period	58,817	46,149
Cash and cash equivalents, end of period	$72,081	$57,123
Supplemental disclosure of cash flow information:
Cash paid for interest	$92	$69
Cash paid for income taxes	$124	$141
Supplemental disclosure of non-cash financing activities:
Ultimate entered into capital lease obligations to acquire new equipment totaling $0.9 million and $1.2 million for the three months ended March 31, 2013 and 2012, respectively.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended March 31,
	2013	2012
Non-GAAP operating income reconciliation:
Operating income	$8,304	$2,088
Operating income, as a % of total revenues	8.5%	2.7%
Add back:
Non-cash stock-based compensation expense	7,597	4,354
Non-GAAP operating income	$15,901	$6,442
Non-GAAP operating income, as a % of total revenues	16.2%	8.2%

Non-GAAP net income reconciliation:
Net income	$4,520	$1,024
Add back:
Non-cash stock-based compensation expense	7,597	4,354
Income tax effect	(2,919)	(1,679)
Non-GAAP net income	$9,198	$3,699

Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.16	$0.04
Add back:
Non-cash stock-based compensation expense	0.26	0.15
Income tax effect	(0.10)	(0.06)
Non-GAAP net income, per diluted share	$0.32	$0.13
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	27,476	26,394
Diluted	28,704	28,073
(1) The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Ultimate’s management uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income, non-GAAP operating income as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following item from these non-GAAP financial measures as appropriate:

Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock options and stock and stock unit awards recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three months ended March 31, 2013, stock-based compensation expense was $7.6 million, on a pre-tax basis. For the three months ended March 31, 2012, stock-based compensation expense was $4.4 million, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.